Exhibit 10.12

FIRST AMENDMENT

by and between

FP TECHNOLOGY, INC. and

TRIDENT GROWTH FUND, L.P.

This First Amendment (this “First Amendment”) is entered into as of September 13, 2006 by and between FP TECHNOLOGY, INC., a Delaware corporation (the “Company”) and TRIDENT GROWTH FUND, L.P., a Delaware limited partnership, (“Trident”), and amends the 12% Senior Secured Convertible Debenture No. 1, dated September 13, 2005, and references the following agreements between the Company and Trident, each as amended by that certain Master Amendment dated March 29, 2006 (the “Master Amendment”) (collectively, as amended by the Master Amendment, the “Transaction Documents”):

(i)                                     Securities Purchase Agreement, dated September 13, 2005, as amended by that First Amendment dated November 15, 2005 (as so amended and as amended by the Master Amendment, the “SPA”);

(ii)                                  (a) 12% Senior Secured Convertible Debenture No. 1, dated September 13, 2005, in the initial principal amount of $2,000,000 (as amended by the Master Amendment, the “First Debenture”), and (b) 12% Senior Secured Convertible Debenture No. 2, dated November 15, 2005, in the initial principal amount of $500,000 (as amended by the Master Amendment, the “Second Debenture” and together with the First Debenture, the “Debentures”);

(iii)                               (a) Common Stock Purchase Warrant No. 1, dated September 13, 2005, and (b) Common Stock Purchase Warrant No. 2, dated November 15, 2005 (as amended by the Master Amendment, the “Warrants”); and

(iv)                              Security Agreement, dated September 13, 2005 (as amended by the Master Amendment, the “Security Agreement”).

RECITALS

A.            The Company merged with AFG Enterprises USA, Inc. (“AFG”) on June 29, 2006, pursuant to an Agreement and Plan of Merger by and between AFG and the Company by which the Company was the surviving entity (the “Reorganization”), and (ii) the Company assumed the rights, liabilities and obligations of the Transaction Documents.

B.            On August 18, 2006, the Company paid the principal amount of $500,000 on the Second Debenture, and the accrued interest thereon on August 31, 2006.

C.            The parties desire to amend the terms of the First Debenture to modify its provisions as provided herein, and to enter into such other agreements as are set forth herein.

AGREEMENT

In consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     Definitions.  Any capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the First Debenture.

2.     Amendment of First Debenture.

(a)           The Company hereby acknowledges its assumption and primary responsibility to repay the First Debenture, and all references to the Company in the Debentures shall be amended to mean the Company.  The Company hereby represents and warrants to Trident that the repayment of the First Debenture on the terms provided herein would not violate any terms or conditions of any other agreement of the Company, except to the extent such repayment would be limited or prohibited by (i) the default provisions of the Indenture executed by AFG in connection with its $50,000,00 CAP Financing (as such term is defined in the Master Amendment) concluded on March 29, 2006 or (ii) the terms and conditions of the Subordination Agreement, dated March 29, 2006, by and between AFG and Trident in connection with such $50,000,000 CAP Financing.

(b)           The term “Maturity Date” in the First Debenture shall be amended to mean the earlier of (a) August 31, 2008; or (b) the consummation of a Change of Control Transaction; or (c) upon the closing of an equity or debt/equity financing wherein the Company receives gross proceeds equal to at least $5,000,000 from the sale of Common Stock or Common Stock Equivalents issued by the Company to unaffiliated third parties.

(c)           Payment of principal on the First Debenture shall be made as follows:

(i)   Beginning on September 30, 2006 and continuing through July 31, 2008, equal monthly installments of $83,333.33.

(ii)   On August 31, 2008, a final payment equal to $83,333.41.

(d)                                 Interest shall accrue and be payable with each principal payment on the First Debenture at the rate of 12% per annum (360 days per annum).

3.     Cancellation of Second Debenture.  The Second Debenture is hereby paid in full and cancelled.

4.     Assumption of Obligations.  The Company hereby assumes the obligations of AFG under the Transaction Documents, and all references to the Company in the Transaction Documents shall be amended to mean the Company.

5.     Effect of Amendments.  Except as expressly provided in this First Amendment, each of the Transaction Documents shall remain unchanged and shall continue in full force and effect.

6.     Counterparts.  This Amendment may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

TRIDENT GROWTH FUND, L.P.
FP TECHNOLOGY, INC.		Trident Management, LLC, its General Partner

By:	/s/ Stephen Peary	By:	/s/Larry Sr. Martin
Name:	Stephen Peary	Name:	Larry Sr. Martin
Title:	CFO	Title:	Principal